Exhibit 23.1

CONSENT OF KPMG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-173416 and 333-164282) and Form S-8 (Nos. 333-213202, 333-212028, 333-203851, 333-195663, 333-188380, 333-181206, 333-174033, 333-166651, 333-159031, 333-149932 and 333-143094) of Cavium, Inc. of our reports dated May 26, 2016 with respect to the consolidated balance sheets of QLogic Corporation and subsidiaries as of April 3, 2016 and March 29, 2015, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended April 3, 2016, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of April 3, 2016, which reports appear in this Form 8-K of Cavium, Inc. dated December 21, 2017.

Our report dated May 26, 2016 on the consolidated financial statements refers to QLogic Corporation’s adoption, on a retrospective basis, of FASB Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes, which requires all deferred tax assets, liabilities and associated valuation allowances to be classified as non-current.

/s/ KPMG LLP

Irvine, California

December 20, 2017